Exhibit 99.11

Chartwell Care Givers, Inc.

Case No. 02-88568

Reporting Period: April 30, 2004

Schedule of Cash Receipts and Disbursements

	Bank Accounts				Current Month	Cumulative
	Sky #6423 - East	Sky #6415 - West	Comerica #061	Comerica #384	Actual	Actual

Cash Balance Beginning	$203	$1,552	$(23,369)	$(1,773)	$(23,387)	$(35,950)

Recepits
Cash sales					—	—
Accounts Receivable	160				160	317,152
Loans and Advances					—	—
Sale of Assets					—	—
Other - Cash Transfers from Related Companies			739,564	540,945	1,280,509	18,998,326
Total Receipts	160	—	739,564	540,945	1,280,669	19,315,478

Disbursements
Net Payroll					—	(4,232,023)
Payroll Taxes						—
Sales, Use and Other Taxes						—
Inventory Purchases						(939,248)
Rents and Lease Payments						—
Insurance						(224,193)
Administrative & Selling					—	(10,146,304)
Other - Cash Transfers from Related Companies		(46)	(769,596)	(539,290)	(1,308,932)	(3,789,409)
Professional Fees						—
U.S. Trustee Fees						—
Court Costs						—
Total Disbursements	—	(46)	(769,596)	(539,290)	(1,308,932)	(19,331,177)

Net Cash Flow	160	(46)	(30,033)	1,655	(28,263)	(15,700)

Cash End of Month	$363	$1,506	$(53,401)	$(117)	$(51,650)	$(51,650)

Chartwell Care Givers, Inc.

Case #02-88568

CONSOLIDATED STATEMENTS OF INCOME

(Post-Petition)

	For The One Month Ended April 30, 2004	Cumulative to Date
	(UNAUDITED)	(UNAUDITED)
Revenues:
Service revenues	$2,133,702	$39,161,003

Net Revenues	2,133,702	39,161,003

Operating Expenses:
Cost of Services	938,265	16,114,791

Gross Margin	1,195,437	23,046,212

General and administrative expenses:
Personnel costs	940,926	16,036,018
Occupancy costs	109,893	1,891,398
Bad debt expense	27,017	2,481,852
Other	88,120	31,693,462

Total General and Administrative Expenses	1,165,956	52,102,730

Loss from Operations	29,481	(29,056,518)

Other Expenses (Income):
Interest expense	71,387	1,236,090
Depreciation and amortization	61,660	1,040,384
Other expense (income)	137,448	1,912,264

Other Expenses - Net	270,495	4,188,738

(Loss) Income before Reorganization Items	(241,014)	(33,245,256)

Reorganization Items:
Professional fees	27,840	588,048
Other	3,333	(821,670)

Reorganization Expenses - Net	31,173	(233,622)

Loss Before Income Tax Provision	(272,187)	(33,011,634)

Income Tax Provision	—	—

Net Loss	(272,187)	(33,011,634)

Chartwell Care Givers, Inc.

Case No. 02-88568

Reporting Period:  April 30, 2004

Balance Sheet

	Book Value
	@ Current Date	@ Petition Date
Assets
Current Assets
Unrestricted Cash and Equivalents	$(51,650)	$12,687
Accounts Receivable(net)	5,220,916	6,984,710
Inventories	697,418	670,610
InterCompany with Bankrupt Subsidiaries	(2,417,567)	14,311,991
Prepaid and Other Current Assets	168,765	12,216
Total Current Assets	$3,617,882	$21,992,214

Property, Plant and Equipment	$1,256,697	$2,153,106

Other Assets

Goodwill (net)	$1,100,000	$—
Intangible Asset (net)	10,300,000	—
Other Assets	64,471	91,540
Total Other Assets	$11,464,471	$91,540

Total Assets	$16,339,050	$24,236,860

Liabilities & Equity
Liabilities Not Under Compromise
Accounts Payable	$1,327,386	$2,235
Accrued Payroll and Benefit Costs	465,416	68,917
Accrued Other and Other Liabilities	2,270,566	—
Secured Debt	2,323,862	—
Total Post-Petition Liabilities	$6,387,230	$71,152

Liabilities Under Compromise
Unsecured Debt	$—	$13,779,232
Secured Debt	945,761	4,302,450
Accounts Payable	2,998,422	3,216,188
Accrued Payroll and Other Liabilities	780,892	2,729,193
Total Pre-Petition Liabilities	$4,725,075	$24,027,063

Total Liabilities	$11,112,305	$24,098,215

Equity
Additional Paid in Capital	$41,802,232	$—
Accumulated (Deficit) Retained Earnings	(36,575,487)	138,645
Total Equity	$5,226,745	$138,645

Total Liabilities & Equity	$16,339,050	$24,236,860

Chartwell Care Givers, Inc.

Case No. 02-88568

Reporting Period:  April 30, 2004

Summary of Unpaid Post-Petition Debts

	0-30	31-60	61-90	91 and Over	Total
Accounts Payable	$(467,627)	$(404,608)	$(82,359)	$(242,668)	$(1,197,262)
Accrued Accounts Payable	(130,124)				(130,124)
Insurance Overpayment	(2,040,669)				(2,040,669)
Accrued Salaries	(154,625)				(154,625)
Accrued PTO	(201,056)				(201,056)
Accrued Commissions	(11,000)				(11,000)
Accrued Workers Comp	(79,797)				(79,797)
Accrued Professional Fees-Other	(106,597)				(106,597)
401(k) Employee Contribution	(6,638)				(6,638)
Accrued Other	(117,794)				(117,794)
Accrued Payroll Taxes	(12,300)				(12,300)
Accrued Sales Tax	(5,506)				(5,506)
Secured Debt	(2,323,862)				(2,323,862)
					—
Total Post Petition Debts	$(5,657,595)	$(404,608)	$(82,359.36)	$(242,668)	$(6,387,230)

1)              Post Petition Accounts Payable to be paid in future periods based on A/P vendor terms.

2)              Post Petiton Accrued Accounts Payable represent current month expenses which were entered into the A/P system after the current month-end A/P close.  These items will be paid in future periods based on A/P vendor terms.

3)              Insurance Payments will be recouped in from future EOBs of Request for Payment Letters.

4)              Post Petition Salaries were paid in May-04 in accordance with established payroll cycle.

5)              Post Petition Paid Time Off will be paid in future payrolls based on elected and approved PTO taken by active employees.

6)              Accrued Commissions to be paid in May-04.

7)              Accrued Workers Comp will be paid in future periods in accordance with compliance requirements.

8)              Post Petition Accrued Professional Fees-Other to be paid in future periods based on vendor terms.

9)              Post Petition employee benefits were funded in May-04 in accordance with plan requirements.

10)                  Post Petition Accrued Expenses to be paid in future period based on vendor terms.

11)                  Post Petition Accrued Payroll Taxes were paid in May-04 in accordance with established payroll cycle.

12)                  Accrued Sales Tax was paid in May-04 when the respective state return was timely filed.

13)                  Secured debt will be paid down from the collection of Accounts Receivable.

Chartwell Care Givers, Inc.

Case No. 02-88568

Reporting Period April 30, 2004

Accounts Receivable Reconciliation & Aging

Apr-04
Accounts Receivable Aging Rollforward

Total Accounts Receivable at the beginning of the reporting period	$5,854,210
Add: Amount Billed during the Period	$2,154,698
Add: Other	$462,954
Less: Net Write-offs	$(18,101)
Less: Amount Collected during the Period	$(2,259,814)
Total Accounts Receivable Aging at end of Reporting Period	$6,193,947

Accounts Receivable Aging Bucket Analysis

0 - 30 Days Old	$1,840,185
31 - 60 Days Old	$1,285,415
61 - 90 Days Old	$719,135
91 + Days Old	$2,349,212
Total Aged Accounts Receivable	$6,193,947

Accounts Receivable Reconciliation to the General Ledger

Accounts Receivable Per Aging Report	$6,193,947

Add: Unbilled Revenue	$464,718

Less: Unapplied Cash	$(6,840)

Less: Allowance for Uncollectible Accounts	$(1,430,909)

Total Accounts Receivable Per General Ledger	$5,220,916